         Exhibit 24.1

     POWER OF ATTORNEY

      CAUTION TO THE PRINCIPAL:  Your Power of Attorney is an important document.
As the "principal", you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

      When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  "Important
Information for the Agent" at the end of this document describes your agent's responsibilities.

      Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

      You can request information from your agent at any time.  If you are revoking a prior
Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

      You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

      Your agent cannot make health care decisions for you.  You may execute a "Health Care
Proxy" to do this.

      The law governing Powers of Attorney is contained in the New York General Obligations
Law, Article 5, Title 15.  This law is available at a law library, or online through the New York
State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

      If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

      KNOW ALL MEN BY THESE PRESENTS: that, I, Jon S. Corzine, the undersigned, hereby constitutes and appoints Jacqueline M. Giammarco, as my true and lawful attorney-in-
fact, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a
Form ID, Uniform Application for Access Codes to File on EDGAR, and any
other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of MF Global Holdings Ltd. (the "Company"), Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 or Form
ID or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-
fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act.

      The undersigned agrees that such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) or Form ID and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney is not intended to, and does not, revoke, or in any way affect, any prior Power of Attorney that the undersigned has ever executed.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 24th day of March 2010.

       /s/ Jon S. Corzine
       Signature

       Jon S. Corzine
       Print Name

     ACKNOWLEDGEMENT

STATE OF NEW YORK  )
      )   ss.:
COUNTY OF NEW YORK         )

      On the 24th day of March, in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Jon S. Corzine, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ __Jacqueline M. Giammarco_________
Notary Public

Name: ___Jacqueline M. Giammarco_______

My Commission Expires: April 2, 2011

    IMPORTANT INFORMATION FOR THE AGENT:

      When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.
You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record of all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

      You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of
Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest.  You may resign by giving written notice to the principal and to any successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

      Liability of agent:

      The meaning of the authority given to you is defined in New York's General Obligations
Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

      I, Jacqueline M. Giammarco, have read the foregoing Power of Attorney.  I am the person identified therein as agent for the principal named therein.

 IN WITNESS WHEREOF, I have hereunto signed my name on the 24th day of March,
2010.

      /s/Jacqueline M. Giammarco
      Jacqueline M. Giammarco

ACKNOWLEDGEMENT

STATE OF NEW YORK      )
      )   ss.:
COUNTY OF NEW YORK             )

      On the 24th day of March, in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Jacqueline M. Giammarco, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

      /s/ __Jordan Schiffman_______________
          Notary Public

      Name: ___Jordan Schiffman__________

      My Commission Expires: March 20, 2010